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                                                                     EXHIBIT 5.2


                [Letterhead of Baker, Donelson, Bearman, Caldwell
                        & Berkowitz, P.C., Memphis, TN]


                                  June 23, 2006

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620

    Re: King Pharmaceuticals, Inc.;  Registration Statement on Form S-3.

Dear Ladies and Gentlemen:

         We have acted as special Tennessee counsel to King Pharmaceuticals, Inc., a Tennessee corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which (i) the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), (A) $400,000,000 aggregate principal amount of its 1 1/4% Convertible Senior Notes due 2026 (the "Notes"), and (B) up to 23,732,724 shares of its common stock, no par value per share, into which the Notes are convertible (the "Conversion Shares") and (ii) the Subsidiary Guarantors are registering under the Securities Act subordinated guarantees of the Notes (the "Subordinated Guarantees" and, together with the Notes and the Shares, the "Securities"), all of which may be sold by the selling security holders named in the prospectus included in the Registration Statement (the "Selling Security Holders") from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in that certain Indenture dated as of March 29, 2006, among the Company, the Subsidiary Guarantors (defined therein), and The Bank of New York.

         In connection with the opinion set forth below, we have, with your permission, and without independent investigation, examined and relied solely upon originals or copies of the following documents (collectively, the "Documents"):

         1.       The Registration Statement and the Exhibits thereto;

         2.       The Note No. 1, as executed by the Company;

         3.       The Indenture, as executed by the Company;

         4. The complete Charter of the Company (the "Charter") and the Amended and Restated Bylaws of the Company (the "Bylaws"), as certified to us by the Officer's Certificate (defined below);

         5.       The Registration Rights Agreement, as executed by the Company;
and

         An Officer's Certificate of the Company dated June 23, 2006, executed by the General Counsel and Secretary of the Company, a copy of which has been provided to you, certifying, inter alia, (a) the Charter, (b) the Bylaws, (c) certain resolutions adopted by the Board of

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Directors of the Company, and (d) certain other documents and matters recited therein (the "Officer's Certificate").

         In rendering this opinion letter, we have, with your permission, and without independent investigation, assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all Documents purporting to be originals, the conformity to originals of all Documents furnished to us as copies, and the authenticity of the originals of such copies. We have also, with your permission and without independent investigation, relied upon the certificates or reports of third parties or public officials referred to as Documents above, and as to factual matters that are material to our opinion, upon the Officer's Certificate and the representations and warranties of the Company contained in the Documents, all of which we have assumed to be true, correct and complete, from and after the respective dates thereof through the date hereof.

         We have also assumed, with your permission and without independent investigation, that the Indenture, Notes, Subordinated Guarantees, and Registration Rights Agreement are legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against them in accordance with their respective terms. Additionally, we have assumed that at the time any Conversion Shares are issued, the Company will have sufficient authorized and unissued shares of Common Stock to issue such Conversion Shares.

         Subject to the foregoing assumptions, and the further qualifications and limitations as stated herein, we are of the opinion that the Conversion Shares, will be validly issued, fully paid and non-assessable when the Notes have been validly converted and such Conversion Shares have been issued in accordance with the terms of the Notes and the Indenture.

         The opinion set forth above is further qualified as follows:

         1. No opinions are expressed by us with respect to any usury laws or anti-trust laws.

         2. Except as described herein, we have not undertaken any independent investigation to determine the existence or absence of such facts which would be contrary to the opinion expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Company as their counsel in connection with rendering this opinion.

         Our opinion stated above does not consider or extend to any documents, instruments, agreements, certificates or any other matter of any kind not specifically mentioned herein, and this opinion should in no way be considered as inclusive of any matters not specifically set forth herein.

         We are licensed to practice law in the State of Tennessee. Our opinion is limited in all respects to the internal substantive laws of the State of Tennessee.

         The opinion expressed herein is further limited to the effect of the present laws referred to herein and are further subject in all respects to the effect of future applicable laws and court decisions. We assume no obligation to revise or supplement the opinion expressed herein should

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the present laws, or the interpretation thereof, change, or if we should become aware of additional or new facts after the date hereof.

         We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                 Sincerely,



                                 BAKER, DONELSON, BEARMAN,
                                 CALDWELL & BERKOWITZ, PC



                                 By: /s/ Samuel D. Chafetz
                                     -----------------------------------------
                                       Samuel D. Chafetz